Exhibit 10.1

ESOP LOAN AGREEMENT

THIS ESOP LOAN AGREEMENT (“Agreement”), is made and entered into as of this 11th day of September, 2006, by and between PATTERSON COMPANIES, INC. EMPLOYEE STOCK OWNERSHIP TRUST, a qualified tax-exempt retirement plan trust (the “Trust”), and PATTERSON COMPANIES, INC. (the “Company”).

RECITALS

WHEREAS, the Trust was created pursuant to the provisions of the Patterson Companies, Inc. Employee Stock Ownership Plan (the “Plan”) and U.S. Bank National Association has been appointed and is currently acting as the trustee (the “Trustee”) of the Trust; and

WHEREAS, the Company has directed the Trustee, on behalf of the Trust, to purchase, in accordance with the Plan, shares of the Company’s stock for sale in public securities markets (the “Shares”) during the 90-day period (the “Purchase Period”) following the date of this Agreement; and

WHEREAS, the Trust desires to borrow from the Company, and the Company is willing to lend to the Trust, the principal sum of $105,000,000 for the sole purpose of enabling the Trust to purchase the Shares during the Purchase Period under the terms and subject to the conditions set forth herein.

WHEREAS, the Trustee has been directed, in accordance with the terms of the Trust, to enter into this Agreement and the Note (as defined below), to purchase Shares during the Purchase Period, and to otherwise carry out the terms and conditions stated in this Agreement.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE 1

THE LOAN

1.1 The Loan. Subject to the conditions precedent described in Article 2 hereof, the Company agrees to make a term loan to the Trust on the date of this Agreement in the principal amount of $105,000,000 (the “Loan”).

1.2 Purpose of the Loan. The Trust shall use the proceeds of the Loan for the sole purpose of acquiring Shares during the Purchase Period as directed by the Company or its agent.

1.3 Advance. The Loan shall be made by the Company to the Trust in a single advance on the date of this Agreement in the amount of $105,000,000.

1.4 ESOP Note. The Loan shall be evidenced by an ESOP Note in the form attached hereto as Exhibit A (the “Note”).

1.5 Payments of Principal and Interest. The Trust agrees to pay the Company the amounts outstanding under the Note as follows:

(a) Interest on the unpaid principal balance of the Note outstanding from time to time shall accrue at a semi-annual rate at all times equal to the six month London Interbank Offered Rate as quoted in the Midwest Edition of The Wall Street Journal, which interest rate shall be determined on the six-month anniversary of the date of this Agreement and on each successive six-month anniversary thereafter.

(b) During the period from the date of this Agreement through April 30, 2010 (the “Compounding Period”), interest shall accrue annually on each April 30 occurring during the Compounding Period. On April 30, 2010, all accrued and unpaid interest under the Note during the Compounding Period shall be added to the outstanding principal under the Note, with interest thereafter accruing on such increased principal amount.

(c) Unpaid interest under the Note that has accrued since April 30, 2010 shall be due and payable on April 30, 2011. Interest shall thereafter be due and payable on each successive April 30 occurring through September 10, 2026 (the “Maturity Date”).

(d) All outstanding principal and accrued interest under the Note shall be due and payable in full on the Maturity Date.

(e) Each payment made under the Note shall be applied first towards any accrued interest then due under the Note and thereafter towards the payment of outstanding principal under the Note.

(f) No provision of this Agreement or the Note shall require the payment or permit the collection of interest in excess of the rate permitted by applicable law.

(g) All computation of interest on the outstanding principal amount of the Note shall be computed on the basis of a year comprised of 360 days, but charged for the actual number of days elapsed.

1.6 Prepayments.

(a) The Trust may, upon three Banking Days’ notice to the Company, prepay the Note then outstanding, in whole or in part, without penalty or premium. All such prepayments shall include the payment of all interest accrued on the amount to be prepaid.

(b) All proceeds from the sale of the Financed Shares (as defined herein) shall be used to prepay the Note then outstanding unless such prepayment would adversely affect the qualification of the Plan.

(c) If the Plan receives a cash contribution from the Company for any tax year that exceeds the sum of the amount of the payments scheduled or agreed to be made by the Plan pursuant to this Agreement or the ESOP Loan Agreement dated June 15, 1990, as amended, between the Trust and the Company, the Trust shall promptly make a prepayment towards the indebtedness under the Note or other indebtedness of the Trust owed to the Company, as directed by the Company, in an amount equal to such excess amount except to the extent that such amounts are applied to the Trustee’s fees or other expenditures of the Trust as permitted by the Plan and the Trust.

1.7 Legal Tender; Banking Days. All payments of principal and interest under the Note and of any fees due hereunder shall be made to the Company in immediately available funds. Whenever any payment to be made hereunder shall be stated to be due on a Saturday, Sunday or legal holiday for banks subject to the laws of the State of Minnesota, such payment may be made on the next succeeding bank business day (a “Banking Day”), and such extension of time shall be included in the computation of the payment of interest on the Note.

1.8 Source of Funds. The principal of and interest due under the Loan shall be payable solely (i) from contributions made to the Trust in accordance with the Plan for that purpose; (ii) from earnings attributable to such contributions; (iii) from earnings on the Financed Shares (including Financed Shares that have been released pursuant to Section 3.5), but only to the extent permitted by the Plan and by law; and (iv) from the sale of the Financed Shares. No other assets of the Trust may be used to repay the Loan and the Loan is without recourse to the Trust except with respect to the assets identified in the previous sentence. Except to the extent that the Loan may be paid from the sale of the Financed Shares, the Company agrees to make contributions to the Trust in such amounts and at such times to enable the Trust to repay its obligations in accordance with the terms of this Agreement and the Note. The Trust shall apply all such contributions, earnings and proceeds described in this Section 1.8 as directed by the Company toward the payment or prepayment of the Loan or other indebtedness owed by the Trust to the Company until the indebtedness under the Loan and such other indebtedness is paid in full and only thereafter to any other obligations of the Plan or Trust; provided, however, that no such contributions, earnings and proceeds shall be so applied if such application would adversely affect the tax qualification of the Plan.

1.9 Security. The indebtedness, liabilities and other obligations of the Trust to the Company under the Note and this Agreement are secured by the Trust’s grant of a pledge and security interest to the Company in the Financed Shares, as described in Article 3 of this Agreement.

ARTICLE 2

CONDITIONS PRECEDENT

2.1 The obligation of the Company to make the Loan is subject to the following conditions precedent:

(a) Agreement. The delivery of this Agreement, duly executed by the Trust.

(b) The Note. The delivery of the Note, payable to the order of the Company, duly executed by the Trust.

(c) Representations and Warranties True and Correct. The representations and warranties contained in Section 4.1 hereof shall be true and correct on and as of the date hereof; there shall exist no condition, event or act which would constitute an Event of Default hereunder and no condition, event, act or omission shall have occurred which, with the giving of notice or the passage of time, would constitute an Event of Default.

(d) Proceedings Satisfactory to the Company. All proceedings taken in connection with the transactions contemplated by this Agreement, the Plan and the Trust and all instruments, authorizations and other documents applicable thereto shall be satisfactory in form and content to the Company and to the Company’s counsel, and the Company shall have received copies of all such documents reasonably required by it.

2.2 The obligation of the Trust to execute and deliver this Agreement is subject to the following conditions precedent:

(a) Corporate Approval. The receipt by the Trustee of a Letter of Direction signed by a corporate officer, in a form satisfactory to the Trustee, directing the Trustee to enter into this Agreement, the Note and directing the Trustee to purchase the Shares with the proceeds of the Loan in accordance with procedure established by the Company, subject to further direction by the Company and evidence satisfactory to the Trustee, in the form of a Certificate signed by an officer of the Company, that the Company’s Board of Directors has adopted resolutions and that all necessary corporate action has been taken by the Company to authorize the Letter of Direction and the transactions contemplated hereby.

(b) Opinion of Counsel. The receipt by the Trustee of a legal opinion directed to the Trustee by counsel to the Company that the Plan constitutes an “employee stock ownership plan” under the Code and ERISA; that the Shares constitute “qualifying employer securities” under the Code and ERISA; that the Loan is an “exempt loan” and the transactions contemplated by this Agreement, including the Loan and the purchase of Shares, do not constitute prohibited transactions under the Code and ERISA.

(c) Status of Litigation. The receipt by the Trustee of evidence satisfactory to the Trustee, in the form of a letter signed by the Company’s chief legal officer, of the status of the Company’s material pending legal proceedings (as defined in Item 103 of Regulation S-K).

(d) Disclosure. The receipt by the Trustee of a letter signed by a duly authorized officer of the Company that, as of the date of this Agreement, there is no material nonpublic information about the Company that has not been disclosed to the Trustee.

(e) Appointment of Broker/Dealer. The receipt by the Trustee of evidence of the establishment and maintenance by the Company of a trading plan for the purchase of Shares that qualifies for the safe harbors provided by Rule 10b-18 and Rule 10b5-1 of the Securities Exchange Act of 1934, as amended and material contractual agreements between the Company and a licensed and qualified broker dealer to act as agent for the Company to effect the purchase of Shares, subject to the direction of the Company to the extent required under ERISA.

2.3 The Trust shall not be obligated to purchase Shares pursuant to this Agreement until the Company has filed a Form 8-K disclosing this Agreement, the purchase of the Shares and the establishment and maintenance by the Company of a trading plan for the purchase of the Shares.

ARTICLE 3

PLEDGE AND SECURITY INTEREST

3.1 Pledge and Security Interest. As security for the prompt satisfaction of the indebtedness outstanding under the Note (the “Obligations”), the Trust hereby pledges to the Company and grants to the Company a lien on and security interest in all Shares (the “Financed Shares”) purchased by the Trust during the Purchase Period (collectively, the “Security Interest”). The Security Interest shall include:

(a) All stock certificates evidencing the Financed Shares, including, without limitation, any certificate representing a stock dividend or in connection with any increase or reduction of capital, reclassification, merger, consolidation, sale of assets, combination of shares, stock split, spin-off or split-off;

(b) Any option, warrant, or right, whether as an addition to or in substitution or in exchange for any of the Financed Shares, or otherwise;

(c) Except as provided in Section 3.4(b), any dividend or distribution payable in property, including securities issued by other than the issuer of any of the Financed Shares; and

(d) All dividends or distributions of any sort with respect to the Financed Shares.

3.2 Delivery of the Financed Shares. The Trust shall deliver to the Company (or its delegate) all stock certificates evidencing the Financed Shares promptly following the Trust’s purchase of such Financed Shares during the Purchasing Period, together with stock powers therefor executed in blank in the form attached hereto as Exhibit A, or if the Shares constitute uncertificated securities, the Trust shall notify the Company in writing that the Trust has become the registered owner of such uncertificated securities on behalf of the Company. The Trust further agrees to deliver promptly to the Company, in the exact form received, all securities and other property which comes into the possession, custody or control of the Trust or an agent thereof which has been issued or given as an addition to, in substitution or exchange for, as proceeds of or with respect to, the Financed Shares. At any time, the Company, at its option, may have any or all of the Financed Shares registered in its name or that of its nominee, and the Trust hereby covenants that, upon the Company’s request, the Trust will cause the issuer of the Financed Shares to affect such registration, subject to the rights of the Trust in such Shares as provided in the Plan and the Trust and not inconsistent with this Agreement.

3.3 Financed Share Covenants. The Trust hereby covenants that, until all of the Obligations have been satisfied in full, it will not sell, convey, or otherwise dispose of any of the Financed Shares or any interest therein or create, incur, or permit to exist any pledge, mortgage, lien, charge, encumbrance or any security interest whatsoever in or with respect to any of the

Financed Shares or the proceeds thereof, other than that created hereby. The Trust shall defend the Company’s right, title, special property and security interest in and to the Financed Shares to the extent provided in this Agreement against the claims of any person, firm, corporation or other entity. The restrictions set forth in the Section 3.3 shall not apply to those Financed Shares which have been allocated to the accounts of participants in the Plan pursuant to Section 4.3 of the Plan or as required by Section 54.4975-7(b)(8) of the Regulations or those Financed Shares that are used to secure a refinancing than will repay the Loan.

3.4 Voting Rights, Dividends. So long as no Event of Default (as defined herein) shall have occurred and be continuing:

(a) Except to the extent participants in the Plan have rights granted by the Code or ERISA to exercise voting rights with respect to the Financed Shares or as otherwise provided in the Plan or the Trust, the Trust or other fiduciary with the authority to so act shall be entitled to exercise any and all of the voting rights and powers relating to or pertaining to the Financed Shares or any part thereof for any purpose not inconsistent with the terms of this Agreement; and

(b) The Trust shall be entitled to receive and retain any and all ordinary cash dividends payable to the Trust on the Financed Shares prior to the occurrence of an Event of Default.

Upon the occurrence or during the continuance of an Event of Default and subject to the limitations of Section 54.4975-7(b)(6) of the Regulations (as defined herein), all rights of the Trust to exercise the voting rights and powers which the Trust is entitled to exercise pursuant to Section 3.4(a) and/or to receive the dividends which the Trust is authorized to receive and retain pursuant to Section 3.4(b) shall cease, and all such rights shall thereupon become vested in the Company.

3.5 Release of the Financed Shares. Upon each payment or prepayment of principal or interest towards the Loan, the Company will release Financed Shares from the Security Interest in accordance with Section 4.3(b) of the Plan, Section 54.4975(b)(8) of the Regulations and 2550.408b-3(h) of the ERISA Regulations. Whenever requested by the Trust, and at least annually by July 31 of each year commencing July 31, 2007, the Company will reassign and deliver to the Trust free and clear of the lien and security interest created hereunder the number of Financed Shares released from the Security Interest not previously reassigned and delivered to the Trust.

3.6 Notice of Sale; Application of Proceeds. Prior to any disposition of the Financed Shares at public or private sale or at any brokers board or on any securities exchange following the occurrence of an Event of Default, the Company will give the Trust at least ten days prior written notice. The Company will apply proceeds of any disposition of the Financed Shares to the payment of principal and interest on the Loan.

ARTICLE 4

REPRESENTATIONS, WARRANTIES AND COVENANTS

4.1 The Trust represents, warrants and covenants to the Company that:

(a) Trust. The Trust has all requisite power and authority to carry out the purposes and conduct the affairs for which it was created, and is a duly created and validly existing trust under the laws of the State of Minnesota.

(b) Use of Proceeds. The Trust agrees to use the proceeds of the Loan for the sole purpose of purchasing the Shares during the Purchase Period as and to the extent directed in accordance with the terms of the Trust as soon as practical after the date of this Agreement; provided, however, that the Trust shall purchase Shares for an aggregate purchase price equal to $105,000,000 (including brokerage commissions) no later than 90 days following the date of this Agreement; and provided further that the Trustee shall not be obligated to purchase any Shares except as directed by the Company in accordance with ERISA.

(c) Financed Shares. The Trust will, upon the purchase as provided in subsection (b) of this Section 4.1, be the legal and beneficial owner of the Financed Shares and upon delivery of the Financed Shares to the Company, this Agreement shall create a valid first lien upon and perfected security interest in the Financed Shares and the proceeds thereof, subject to no prior security interest, lien, charge or encumbrance, or agreement purporting to grant to any third party a security interest in the property or assets of the Trust which would include the Financed Shares.

(d) Authorization and Binding Effect. The execution and delivery of this Agreement, the Note and all other documents contemplated herewith and therewith, and the performance by the Trust of its obligations hereunder and thereunder, are within its power, have been duly authorized by the Trust, are not in violation of any law, rule or regulation of any governmental agency or authority, any order or decision of any court, the Plan, the trust agreement between the Company and the Trustee or the terms of any other agreement, restriction or undertaking to which the Trust is a party or by which it is bound, and do not require the approval or consent of any governmental body, agency or authority or any other person or entity other than the parties to this Agreement. This Agreement, the Note and all other documents contemplated herewith and therewith, when executed and delivered, will constitute the valid and binding obligations of the Trust, enforceable in accordance with their terms, except as limited by bankruptcy, insolvency or similar laws of general application affecting the enforcement of creditors’ rights and except to the extent that general principles of equity might affect the specific enforcement of this Agreement.

4.2 The Company represents, warrants and covenants to the Trust that:

(a) ESOP. The Plan is an employee stock ownership plan within the meaning of Section 4975(e)(7) of the Internal Revenue Code of 1986, as amended (the “Code”) and Section 408(e) of ERISA, is designed to qualify under Section 401(a) of the Code, is in compliance with all applicable requirements of the Code and applicable rulings and regulations thereunder and the Trust is a trust qualified for exemption under Section 501 of the Code and is a qualified trust under Section 401(a) of the Code.

(b) Employer Securities. The Shares will constitute “employer securities” within the meaning of Section 409(1) of the Code and “qualifying employer securities” within the meaning of Section 4975(e)(7) of the Code and Section 408(e) of ERISA.

(c) Direction of Trustee. All action by the Named Fiduciary of the Plan as required by the Trust has been taken to direct the Trustee to enter into the Loan and the Note and to direct the Trust to enter into the brokerage agreement and to purchase Shares during the Purchase Period. The Company has engaged Banc of America Securities LLC to act as broker (“Broker”) in connection with the purchase of Shares and that the Company will, to the extent required by ERISA, provide direction to the Trustee to act consistent with the confirmations provided by the Broker to the Trustee in connection with the purchase of Shares. The purchase of the Shares shall be made utilizing an automated trading system. No provision of the contractual agreement between the Company and the Broker nor any action by the Company or the Broker shall constitute a delegation of the fiduciary responsibility of the Company and its Board of Directors under the Trust to direct the Trustee with respect to the purchase of Shares. All of the representations, warranties and covenants of the Company set forth in the engagement agreement with the Broker is hereby made to the Trustee as though fully set forth herein. The Company shall provide written, electronic evidence as requested by the Trustee from time to time of its direction to the Trustee contemplated by this Section 4.2(c).

(d) Disclosures. The Company has provided a true and correct summary of the status of any material pending litigation as described in Section 2.2(c) above and that, as of the date of this Agreement, there is no material nonpublic information about the Company that has not been disclosed to the Trustee.

(e) Favorable Terms. The terms and interest rate of the Loan are at least as favorable to the Trust as the terms of a comparable loan resulting from arms-length negotiation between independent parties.

(f) Contributions to the Trust. While the Loan is outstanding, the Company will make contributions in an amount sufficient, together with other amounts available for that purpose, for the Trust to make the payments required under the Note; provided, however, that no such contribution shall be required if it would adversely affect the tax qualification of the Plan.

(g) Exempt Loan. The Loan is an “Exempt Loan” as that term is defined under Section 4975(d)(3) of the Code and Section 54.4975-7(b)(1)(iii) of the Treasury Regulations promulgated thereunder (the “Regulations”) and ERISA Section 408(e) and the regulations promulgated thereunder and therefore the Loan is not a “prohibited transaction” between the Company and the Plan as that term is defined under Section 4975(c) of the Code and ERISA Section 406.

(h) ERISA Compliance. The price being paid for the Shares is for no more than adequate consideration as that term is defined in Section 3(18) of ERISA, the Plan’s investment in the Shares is fair to the Plan and the Plan’s investment in the Shares is primarily in the best interest of its participants.

(i) Securities Law Compliance. The direction by the Company, the instruction by the Broker and the purchase of Shares contemplated by this Agreement shall comply with the contractual agreement between the Company and the Broker, and any applicable requirements of federal and state securities laws and the policies of any securities exchange on which the Company’s Shares are traded, including, but not limited to, Rule 10b-18 and Rule 10b5-1 of the Securities Exchange Act of 1934, as amended.

(j) Authorization and Binding Effect. The execution and delivery of this Agreement and all other documents contemplated herewith, and the performance by the Company of its obligations hereunder, are within its power, have been duly authorized by the Company, are not in violation of any law, rule or regulation of any governmental agency or authority, any order or decision of any court or the terms of any other agreement, restriction or undertaking to which the Company is a party or by which it is bound, and do not require the approval or consent of any governmental body, agency or authority or any other person or entity other than the parties to this Agreement. This Agreement and all other documents contemplated herewith, when executed and delivered, will constitute the valid and binding obligations of the Company, enforceable in accordance with their terms, except as limited by bankruptcy, insolvency or similar laws of general application affecting the enforcement of creditors’ rights and except to the extent that general principles of equity might affect the specific enforcement of this Agreement.

(k) No Change in Representations or Plan. The Company shall promptly notify the Trust and the Trustee of any event or set of circumstances that results in any of the representations contained in this Section 4.2 no longer being true and correct in any material way. The Company shall notify the Trustee of any termination of the engagement agreement with the Broker, or of the transfer plan established in connection therewith, the change in any provision of the Plan that affects the terms of the Loan, and any such change shall require the consent of the Trustee.

4.3 The Trustee represents and warrants to the Company that it is a national banking association validly organized and existing and in good standing under the laws of the United States and has full corporate power and authority to enter into and perform its obligations as trustee under the trust agreement between the Company and the Trustee, this Agreement, the Note and all other documents executed in connection herewith.

ARTICLE 5

DEFAULT AND REMEDIES

5.1 Events of Default. The occurrence of any one or more of the following events that is not the result of an action or inaction by the Company or persons with the authority to direct the Trustee shall constitute an “Event of Default”:

(a) The Trust shall default in the payment when due of any principal under the Note; or

(b) The Trust shall default in the payment when due of any interest under the Note and such default shall continue unremedied for five days after the due date for such interest; or

(c) The Trust shall default (other than those defaults described in subsections (a) or (b) above) in the due performance and observance of any of the covenants contained in this Agreement, the Note or any other document executed herewith or therewith; or

(d) The Trust shall become insolvent or generally fail to pay, or admit in writing its inability to pay, its debts as they become due; or the Trust shall apply for, consent to, or acquiesce in, the appointment of a trustee, receiver or other custodian for its or for any of its property, or make a general assignment for the benefit of creditors; or, in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian shall be appointed for the Trust, or for a substantial part of its property and remain undischarged for 60 days; or any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding shall be commenced by the Trust or against the Trust and if commenced against the Trust shall either be consented to or acquiesced in by the Trust, or remain for 60 days undismissed; or the Trustee shall take any action to authorize, or in furtherance of, any of the foregoing; or

(e) Any material provision of this Agreement, the Note or any other document executed herewith or therewith after delivery thereof to the Company shall for any reason cease to be valid and binding on the Trust, or the Trust shall so state in writing; or

(f) Any representation or warranty made by the Trust and set forth in this Agreement or any other document executed or delivered pursuant hereto shall be untrue in any material respect on the date as of which the facts set forth are stated or certified; or

(g) The Plan or the Trust shall be terminated pursuant to judgment, writ or order of any court or any governmental authority with jurisdiction over the Plan and Trust; or

(h) To the extent permitted by Section 54.4975-7(b) of the Regulations, the Trust shall receive from the Internal Revenue Service (“IRS”) any communication to the effect that the Plan or the Trust is no longer qualified pursuant to Section 401(a) or 501(a) of the Code, respectively; or the Trustee shall receive a communication from the IRS that the Plan or the Trust is in violation of the requirements for qualification under the above Code sections and such violation remains uncorrected beyond any remedial amendment period or other grace period permitted to the Plan or Trust by the IRS; or

(i) To the extent permitted by Section 54.4975-7(b) of the Regulations, this Agreement is at any time declared by any court or governmental authority with jurisdiction over this Agreement, or over the parties to this Agreement, declared not to be an exempt loan agreement which satisfies the requirements of Section 4975 of the Code and the Regulations thereunder.

Upon the occurrence of an Event of Default and to the extent permitted by law and subject to the limitations of Section 54.4975-7(b)(6) of the Regulations, the Company may, by notice to the Trust, declare the principal amount of the Note and all accrued and unpaid interest thereon to be immediately due and payable whereupon the Note and all such interest, shall become forthwith due and payable; and to the extent permitted by law and subject to the limitations of Section 54.4975-7(b)(6) of the Regulations, the Company may exercise any other remedies available to it by contract, at law or in equity, including without limitation the remedies available to a secured party under the Uniform Commercial Code as in effect in the State of Minnesota.

If an Event of Default shall occur and be continuing, the Company shall have no rights to assets of the Trust other than: (a) contributions (other than contributions of employer securities) that are made by the Company to enable the Trust to meet its obligations hereunder and earnings attributable to the investment of such contributions and (b) the Financed Shares which have not been released pursuant to Section 3.5 or Section 54.4975-7(b)(8) of the Regulations; provided, however, that: (y) the value of the Trust assets transferred in satisfaction of the Loan shall not exceed the amount in default; and (z) the Trust assets shall be transferred to the Company only to the extent of the failure of the Trust to make timely payments of principal and interest as required under the Note.

ARTICLE 6

MISCELLANEOUS

6.1 Rights and Remedies of the Company. All rights and remedies of the Company hereunder are cumulative. Indulgence, delay or waiver by the Company with respect to any of the terms and conditions herein contained or the failure of the Company to exercise any of its rights hereunder shall not constitute a waiver thereof, and the Trust shall remain liable for the strict performance hereof until all obligations under the Note and this Agreement shall have been fully paid in accordance with their terms and this Agreement shall have been terminated. All rights of the Company under this Agreement shall remain in effect as long as any indebtedness of the Trust to the Company is outstanding.

6.2 Further Assurances. The Trust shall at any time, and from time to time, upon the written request of the Company, execute and deliver such further documents and do such further acts and things as the Company may reasonably request to effect the purposes of this Agreement.

6.3 Notice. Any notice or other communication in connection with this Agreement, shall be in writing, and delivered personally or by mail, postage prepaid, and if mailed, shall be deemed to have been given when deposited in the mail, postage prepaid, provided that any such notice or communication be addressed to the parties at the following addresses (or at such other address as such party shall specify in writing to the other parties hereto):

If to the Trust:	Patterson Dental Company Employee Stock Ownership Trust
c/o U.S. Bank National Association
Attn: Kathleen King
800 Nicollet Mall
Mail Station – BC-MN-H21A
Minneapolis, MN 55402

If to the Company:	Patterson Companies, Inc.
Attn: Chief Financial Officer
1031 Mendota Heights Road
St. Paul, MN 55120

6.4 Waiver, Amendment. The provisions of this Agreement, the Note, and any other documents issued in connection herewith or pursuant hereto may from time to time be amended, modified, or waived, if such amendment, modification or waiver is in writing and signed by the Company. No failure or delay on the part of the Company or the holder(s) of the Note in exercising any power or right under this Agreement, the Note, and any other document issued in connection herewith or pursuant hereto shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Trust in any case shall entitle it to any notice or demand in similar or other circumstances.

6.5 Entire Agreement. This Agreement, the Note, and any other documents issued in connection herewith or pursuant hereto or incorporated herein, including the Plan and the Trust, constitute the entire agreement of the parties with respect to the Loan and shall continue in full force and effect until all obligations of the Trust to the Company incurred hereunder have been fully paid.

6.6 Survival of Representations, Warranties and Agreements. All representations, warranties and agreements of the Trust and the Company herein shall survive the making of the Loan.

6.7 Governing Law; Interpretation. This Agreement shall be governed in all respects by the laws of the State of Minnesota, except to the extent preempted by federal law. All provisions of the Loan and the Note shall be construed so as to maintain the Plan and the Trust as a qualified leveraged employee stock ownership plan under Section 401(a) and Section 4975(e)(7) of the Code, and the Loan as an “exempt loan” under Section 54.4975-7(b)(1)(iii) of the Regulations and Section 408(b)(3) of ERISA and regulations promulgated thereunder.

6.8 Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and assigns.

6.9 Headings. The various headings of this Agreement or of any other documents executed pursuant hereto are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or such other document or any provisions hereof or thereof.

6.10 Severability. Any provision of this Agreement, the Note or any other documents executed pursuant hereto which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such portion or unenforceability without invalidating the remaining provisions of this Agreement, the Note or such other document or affecting the validity or enforceability of such provisions in any other jurisdiction.

6.11 Recitals and Terms Incorporated. The recitals to this Agreement and the terms of the Plan and the Trust are incorporated into and constitute an integral part of this Agreement.

6.12 Multiple Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same instrument.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

THE COMPANY:	THE TRUST:

PATTERSON COMPANIES, INC.	PATTERSON COMPANIES, INC. EMPLOYEE STOCK OWNERSHIP TRUST

By:	By:
Name:	Name:
Its:	Its:

EXHIBIT A

Form of Note

A-1

EXHIBIT B

Form of Stock Power

ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED, the undersigned, Patterson Companies, Inc. Employee Stock Ownership Trust, hereby sells, assigns and transfers unto Patterson Companies, Inc.                      shares of the common stock of Patterson Companies, Inc standing in the name of the undersigned on the books of said corporation represented by Certificate No.                      and herewith and do hereby irrevocably constitute and appoint                             , attorney, to transfer the said stock on the books of the within-named corporation with full power of substitution in the premises.

Dated:                     , 2006

PATTERSON COMPANIES, INC.
EMPLOYEE STOCK OWNERSHIP TRUST

By:
Name:
Its:

B-1